Exhibit 10.8

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 21, 2008, between GREAT AMERICAN GROUP WF, LLC, a California limited liability company (“Grantor”), and WELLS FARGO RETAIL FINANCE, LLC, a limited liability company organized under the laws of the State of Delaware (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and between Grantor and Lender (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lender has agreed to consider making Liquidation Loans to Grantor;

WHEREAS, in order to induce Lender to enter into the Credit Agreement and the other Loan Documents and to consider making Liquidation Loans as provided for in the Credit Agreement, Grantor has agreed to grant a continuing Lien on the Collateral to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by Article 9 of the Code to the extent the same are used or defined therein.

2. GRANT OF LIEN.

2.1 To secure the prompt and complete payment, performance and observance of all of the Obligations, Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender a continuing security interest in and lien upon all of Grantor’s right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, Grantor (including under any trade names, styles or derivations thereof), and whether now owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)	all accounts, including, without limitation, all rights to payment under any Liquidation Sales Agreements and Liquidator Joint Venture Agreements;

(b)	all chattel paper;

(c)	all documents;

(d)	all equipment;

(e)	all fixtures;

(f)	all general intangibles, including without limitation all rights arising under any Liquidation Sales Agreements and Liquidator Joint Venture Agreements and not constituting an account, but not including the name “Great American Group WF” and any variants thereof or any other trade name used by Grantor or any of its Affiliates;

(g)	all goods;

(h)	all instruments;

(i)	all inventory, including without limitation any Retail Inventory;

(j)	all investment property;

(k)	all letters of credit and letter of credit rights;

(l)	all supporting obligations;

(m)	all Commercial Tort Claims;

(n)	Leasehold Interests;

(o)	Books;

(p)	Real Property;

(q)	All insurance policies proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the foregoing (subparagraphs (a) through (p) hereof) or otherwise;

(r)	all Blocked Accounts, the Cash Management Accounts, Disbursement Accounts and all other deposit accounts and other bank accounts and all funds on deposit therein;

(s)	money or other assets of Grantor that now or hereafter come into the possession, custody, or control of Lender or any Affiliate thereof;

(t)	all money, cash or cash equivalents of Grantor;

(u)	All liens, guarantees, rights, remedies and privileges pertaining to any of the foregoing (subparagraphs (a) through (t) hereof), including the right of stoppage in transit, and;

(v)	to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

The Lender’s Liens in and to the Collateral shall attach to all Collateral without any further action on the part of the Lender or Grantor.

2.2 In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Lender as aforesaid, Grantor hereby grants to Lender a right of set-off against the property of Grantor held by Lender, including all property described above in Section 2.1(a) now or hereafter in the possession or custody of, or in transit to, Lender, for any purpose (including safekeeping, collection or pledge), for the account of Grantor, or as to which Grantor may have any right or power.

2.3 With respect to each Liquidation Sale, (a) the Liquidation Loan and all of the other Obligations of Grantor with respect to such Liquidation Sale shall constitute one general obligation of Grantor secured by all of the Collateral arising under or related to such Liquidation Sale, and (b) except with respect to any indemnification obligations of Grantor, Lender’s recourse with respect to such Liquidation Loan and other Obligations of Grantor shall be limited to such Collateral.

3. LENDER’S RIGHTS; LIMITATIONS ON LENDER’S OBLIGATIONS.

3.1 It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall, subject to the terms and conditions contained in such agreements, remain liable under each of the Liquidation Sales Agreements, Liquidator Joint Venture Agreements, and its other contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Lender shall not have any obligation or liability under any Liquidation Sales Agreements, Liquidator Joint Venture Agreements, contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Lender of any payment relating to any Liquidation Sales Agreements, Liquidator Joint Venture Agreements, contract or license pursuant hereto. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Liquidation Sales Agreements, Liquidator Joint Venture Agreements, contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Liquidation Sales Agreements, Liquidator Joint Venture Agreements, contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.2 Subject to Section 7.4 hereof, if an Event of Default shall have occurred and be continuing, Lender may at any time, without prior notice to Grantor, notify account debtors, parties to any of Grantor’s Liquidation Sales Agreements, Liquidator Joint Venture Agreements, or contracts, and obligors in respect of instruments and chattel paper, that the accounts and the right, title and interest of Grantor in and under such Liquidation Sales Agreements, Liquidator Joint Venture Agreements, contracts, instruments and chattel paper have been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Grantor shall so notify account debtors, parties to Liquidation Sales Agreements, Liquidator Joint Venture Agreements, and other contracts, and obligors in respect of instruments and chattel paper.

3.3 Lender may at any time in Lender’s own name or in the name of Grantor communicate with account debtors, parties to Liquidation Sales Agreements, Liquidator Joint Venture Agreements, and other contracts, obligors in respect of instruments and chattel paper to verify with such Persons, to Lender’s satisfaction, the existence, amount and terms of any such accounts, Liquidation Sales Agreements, contracts, instruments or chattel paper.

3.4 In conjunction with each Liquidation Sale in respect to which Lender provides a Liquidation Loan, Grantor shall promptly after its entry into such Liquidation Sale Agreement, give notice to the Merchant which is a party thereto or any joint venture to which Grantor is a joint venturer and each other Person party to any such Liquidation Sale Agreement or Liquidator Joint Venture Agreement that Grantor’s portion of any and all payment due to Grantor under any Liquidation Sale Agreement or Liquidator Joint Venture Agreement shall be paid directly to the Collection Account or another account at a Cash Management Bank established in conjunction with such Liquidation Sale. Grantor also hereby authorizes Lender to give, without any further consent of or notice to Grantor, such notice directly to any such Persons after the occurrence and during the continuance of an Event of Default.

4. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants that:

4.1 Grantor is the sole owner of each item of the Collateral upon which it purports to grant a Lien hereunder (subject only to any obligations under any Agency Agreements, Purchase Agreements or Liquidator Joint Venture Agreements, all of which shall be collaterally assigned to Lender concurrently herewith), and has good and marketable title thereto free and clear of any and all Liens other than Permitted Encumbrances.

4.2 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by Grantor in favor of Lender pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

4.3 This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed, a perfected Lien in favor of Lender on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances that would be prior to Liens in favor of Lender as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from Grantor (other than purchasers of inventory in the ordinary course of business). All action by Grantor necessary or desirable to perfect such Lien on each item of the Collateral has been duly taken.

4.4 Schedule I hereto lists all investment property, instruments (other than checks received in the ordinary course of business), letters of credit and chattel paper of Grantor. All action by Grantor necessary or desirable to perfect the Lien of Lender on each item set forth on Schedule I (including the delivery of all originals thereof to Lender and the legending of all chattel paper as required by Section 5.2 hereof) has been duly taken. The Lien of Lender on the Collateral listed on Schedule I hereto is prior to all other Liens, except Permitted Encumbrances that would be prior to the Liens in favor of Lender as a matter of law, and is enforceable as such against any and all creditors of and purchasers from Grantor. Grantor shall, upon obtaining ownership of any additional investment property, instruments (other than checks received in the ordinary course of business), letters of credit or chattel paper, promptly (and in any event within three (3) Business Days) notify Lender and deliver to Lender all such additional instruments or chattel paper duly endorsed and all such letters of credit.

4.5 Grantor’s chief executive office, principal place of business, corporate offices, all warehouses and premises where Collateral is stored or located (other than Liquidation Sale sites), and the locations of all of its books and records concerning the Collateral are set forth on Schedule II hereto. With respect to each Liquidation Sale, the site(s) for such Liquidation Sale and the location of all Retail Inventory relating thereto will be disclosed in the Liquidation Loan Proposal for such Liquidation Sale.

4.6 Grantor does not have any interest in, or title to, any patent, trademark or copyright except as set forth in Schedule III, hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of a copyright security agreement with the United States Copyright Office and filing of a patent security agreement and a trademark security agreement with the United State Patent and Trademark Office, as the case may be, perfected security interests in favor of Lender in Grantor’s patents, trademarks and copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from Grantor. Upon filing of such copyright security agreement with the United States Copyright Office and filing of a patent security agreements and a trademark security agreements with the United State Patent and Trademark Office, as the case may be, and the filing of appropriate financing statements, all action necessary or desirable to perfect Lender’s Lien on Grantor’s patents, trademarks or copyrights shall have been duly taken.

5. COVENANTS. Grantor covenants and agrees with Lender that from and after the date of this Security Agreement and until the date on which the Obligations are indefeasibly repaid in full in cash and the Revolving Credit Termination Date has occurred (such date, the “Termination Date”):

5.1 Further Assurances; Pledge of Instruments. At any time upon the request of Lender, Grantor shall execute and deliver to Lender any and all security agreements, pledges, assignments, endorsements of certificates of title and bailee acknowledgments (together with any and all financing statements, including, without limitation, any amendments thereto and any “in lieu” continuation statements, which Lender deems necessary in its sole discretion, each of the foregoing, an “Additional Documents”) that Lender may request in its sole discretion, each in form and substance satisfactory to Lender, to perfect and continue perfected or to better perfect the Lender’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and all other documents that Lender may request in its sole discretion in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. Grantor shall also take such further actions as Lender may reasonably request to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Lender of any Liquidation Sales Agreement, license or contract held by Grantor or in which Grantor has any rights not heretofore assigned Grantor also hereby authorizes Lender to file any such financing or continuation statements to perfect or maintain a security interest in the Collateral without the signature of Grantor to the maximum extent permitted by applicable law. Lender will provide Grantor with contemporaneous notice of any such filings. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Lender promptly upon Grantor’s receipt thereof.

5.2 Maintenance of Records. Grantor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantor shall mark its books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. All chattel paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Retail Finance, LLC, as Lender.”

5.3 Covenants Regarding Patent, Trademark and Copyright Collateral.

(a) Grantor shall notify Lender immediately if it knows or has reason to know that any application or registration relating to any patent, trademark or copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor’s ownership of any patent, trademark or copyright, its right to register the same, or to keep and maintain the same.

(b) In no event shall Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Lender prior written notice thereof, and, upon request of Lender, Grantor shall execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements as Lender may reasonably request to evidence Lender’s Lien on such patent, trademark or copyright, and the general intangibles of Grantor relating thereto or represented thereby.

(c) Grantor shall take all actions necessary or requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event that any of the patent, trademark or copyright Collateral is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Lender promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such patent, trademark or copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Lender shall deem appropriate under the circumstances to protect such patent, trademark or copyright Collateral.

5.4 Indemnification. In any suit, proceeding or action brought by Lender relating to any account, chattel paper, Liquidation Sales Agreements, document, general intangible, investment property or instrument for any sum owing thereunder or to enforce any provision of any account, chattel paper, Liquidation Sales Agreements, document, general intangible, investment property or instrument, Grantor will save, indemnify and keep Lender harmless from and against all expense (including reasonable and documented attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Lender, to the extent such expense, loss, or damage is attributable to the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Lender.

5.5 Compliance with Terms of Accounts, etc. In all material respects, Grantor will perform and comply with all obligations in respect of its accounts, chattel paper, Liquidation Sales Agreements, and licenses and all other agreements to which it is a party or by which it is bound relating to the Collateral.

5.6 Limitation on Liens on Collateral. Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of Lender in and to any of Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

5.7 Limitations on Disposition. Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement or the other Loan Documents, or as otherwise permitted by Lender in writing.

5.8 Control of Collateral. If from time to time any Collateral, including any proceeds or supporting obligations, consists of property or rights of a Grantor in which the perfection or priority of Lender’s Liens is dependent upon or enhanced by Lender’s gaining control of such Collateral, Grantor shall promptly notify Lender and, at Lender’s request, deliver the appropriate Control Agreements or take such actions as may be necessary to give Lender control over such Collateral as provided in the Code.

5.9 Negotiable Collateral. If from time to time any Collateral, including any proceeds, is evidenced by or consists of letters of credit, Instruments, Documents, Goods covered by Documents, Investment Property or Chattel Paper, Grantor shall notify Lender, and if perfection or priority of Lender’s Lien in such Collateral is dependent on or enhanced by possession, the Grantor, promptly upon the request of Lender, shall endorse and deliver physical possession of such Collateral to Lender except that the foregoing shall not apply to any non-negotiable bills of lading relating to Goods in transit.

5.10 Further Identification of Collateral. Grantor will, if so requested by Lender, furnish to Lender, as often as Lender requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in such detail as Lender may specify.

5.11 Notices. Grantor will advise Lender promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

6. LENDER’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date Grantor shall execute and deliver to Lender a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender agrees that (a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing and that such exercise shall be subject to Section 7.3 hereof, and (b) Lender shall account for any moneys received by Lender in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney, provided that Lender shall have no duty as to any Collateral, other than to use reasonable care with respect to the Collateral in its possession or under its control and to account for moneys actually received by it, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially similar to that which Lender accords its own property. NONE OF LENDER OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, LENDERS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.

7. REMEDIES; RIGHTS UPON DEFAULT.

7.1 In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Lender may exercise all rights and remedies of a secured party under the Code, subject to Section 7.3 hereof. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Lender’s claim or action, and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Lender shall have the right to conduct such sales on Grantor’s premises or elsewhere and shall have the right to use Grantor’s premises without charge for such time or times as Lender deems necessary or advisable.

Grantor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall select, whether at Grantor’s premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of Collateral, Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Lender’s remedies with respect to such appointment without prior notice or hearing as to such appointment. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) days prior notice by Lender of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable and documented attorneys’ fees and other expenses incurred by Lender to collect such deficiency.

7.2 If any Event of Default shall have occurred and be continuing Lender or Lender’s designee may (a) notify Account Debtors of Grantor that the accounts, chattel paper, or general intangibles have been assigned to Lender or that Lender has a Lien thereon, or (b) collect the accounts, chattel paper, or general intangibles directly and charge the collection costs and expenses to the Loan Account. Grantor shall hold any Collections that it receives in trust for the Lender, as the Lender’s trustee, and within one (1) Business Day of receipt thereof will deliver said Collections to Lender or a Cash Management Bank in their original form as received by the Grantor.

7.3 Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.4 Notwithstanding any other provision of this Security Agreement, if a Default or an Event of Default is a payment default, a Default or an Event of Default with respect to Sections 4.20, 6.10 or 7.2 of the Credit Agreement, a Default or an Event of Default with respect to the occurrence of an event that has a Material Adverse Effect, in any case, solely with respect to any particular Liquidation Loan, or any other Default or Event of Default solely with respect to a particular Liquidation Loan (other than a Default or an Event of Default that is the result of any fraud, acts in bad faith or intentional breach by Grantor), then Lender may exercise the rights and remedies in this Security Agreement that are conditioned upon the occurrence or continuance of a Default or an Event of Default only with respect to such Liquidation Loan and the Collateral related thereto.

8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Lender to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any intellectual property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. LIMITATION ON LENDER’S DUTY IN RESPECT OF COLLATERAL. Lender shall use reasonable care with respect to the Collateral in its possession or under its control and shall account for moneys actually received by it hereunder. Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially similar to that which Lender accords its own property. Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Lender and Grantor with respect to the matters referred to herein and therein.

13. NO WAIVER; CUMULATIVE REMEDIES. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and Grantor.

14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10, hereof, this Security Agreement shall terminate upon the Termination Date.

16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Lender hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17. COUNTERPARTS. This Security Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement.

18. GOVERNING LAW. THE VALIDITY OF THIS SECURITY AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS SECURITY AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GRANTOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.11(b).

19. WAIVER OF JURY TRIAL. GRANTOR AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THIS SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GRANTOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GREAT AMERICAN GROUP WF, LLC,
a California limited liability company

By:	/s/ Harvey M. Yellen
Harvey M. Yellen
Its:	Manager

By:	/s/ Andrew Gumaer
Andrew Gumaer
Its:	Manager

WELLS FARGO RETAIL FINANCE, LLC,
a Delaware limited liability company

By:	/s/ Cory Loftus
Name:	Cory Loftus
Title:	Vice President

SCHEDULE I

to

SECURITY AGREEMENT

Investment Property

None

Instruments

None

Letters of Credit

None

Chattel Paper

None

SCHEDULE II

to

SECURITY AGREEMENT

Schedule of Offices, Locations of Collateral

And Records Concerning Collateral

I.	Chief Executive Office and principal place of business of Grantor:

21860 Burbank Blvd.

Suite 300 South

Woodland Hills, CA 91367

II.	Corporate Offices of Grantor:

21860 Burbank Blvd.

Suite 300 South

Woodland Hills, CA 91367

1 Parkway North, Suite 520 Deerfield, Illinois 60015

Others to come

III.	Warehouses: None

None, other than Liquidation Sale sites

IV.	Other Premises at which Collateral is Stored or Located:

None, other than Liquidation Sale sites

V.	Locations of Records Concerning Collateral:

21860 Burbank Blvd.

Suite 300 South

Woodland Hills, CA 91367

SCHEDULE III

to

Security Agreement

Patents, Trademarks and Copyrights

None

SCHEDULE IV

to

Security Agreement

Commercial Tort Claims

None